Exhibit 5.1

[LETTERHEAD OF BALL CORPORATION]

June 15, 2015

Ball Corporation
10 Longs Peak Drive
Broomfield, Colorado 80021-2510

Re:	Ball Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

I am General Counsel of Ball Corporation, an Indiana corporation (the “Company”), and have acted as counsel to the Company in connection with the automatic registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and the guarantors listed on Schedule I hereto (collectively, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of the following securities: (i) shares of common stock, without par value, of the Company (the “Common Stock”), together with any related Rights (as defined in the Rights Agreement, dated as of July 26, 2006 (the “Rights Agreement”), by and between the Company and Computershare Investor Services, LLC (the “Rights Agent’)) (the “Rights”); (ii) shares of the preferred stock, without par value, of the Company (the “Preferred Stock”), which may be issued in one or more series; (iii) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series under the Indenture, dated March 27, 2006 (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement; (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock or Debt Securities (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”) and (v) such indeterminate number of shares of Common Stock (together with any related Rights) or Preferred Stock and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Debt Securities or Warrants, including such shares of Common Stock (including any related Rights) or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offer (collectively, “Indeterminate Securities”). The Registration Statement also relates to the issuance and sale from time to time by the Guarantors of guarantees of the Debt Securities (the “Guarantees”). The Common Stock, the Rights, the Preferred Stock, Debt Securities, the Warrants, the Indeterminate Securities and the Guarantees offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, I have examined and relied upon the following:

(a)                                 the Registration Statement;

(b)                                 an executed copy of the Indenture;

(c)                                  a copy of the certificate of incorporation of the Company (the “Articles”) and of each of the other Opinion Parties that are corporations, as certified by the applicable secretary of state;

(d)                                 a copy of the bylaws of the Company (the “Bylaws”) and of each of the other Opinion Parties that are corporations;

(e)                                  a copy of the certificate of formation of each of the Opinion Parties that are limited liability companies, as certified by the applicable secretary of state;

(f)                                   a copy of the limited liability company agreement or operating agreement of each of the Opinion Parties that are limited liability companies;

(g)                                  a copy of certain resolutions adopted by the board of directors or other governing body, as applicable, of each Opinion Party relating to the Registration Statement and the registration of the Securities and related matters;

(h)                                 the Rights Agreement; and

(i)                                     a specimen certificate evidencing the Common Stock.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.

In my examination, I have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and the Guarantors and others and of public officials.

My opinions set forth below are limited to the corporate laws of the States of Delaware, Indiana and Colorado and those laws of the State of New York that, in my experience, are normally applicable to transactions of the type contemplated by the Indenture and the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions herein stated. I am a member of the Bar in the State of Colorado, and I have relied as to matters of Indiana law on the opinion of Robert W. McClelland, Associate General Counsel of the Company, dated the date hereof and to be filed as Exhibit 5.2 to the Registration Statement, and I have relied as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP dated the date hereof and to be filed as Exhibit 5.3 to the Registration Statement. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

As used herein, (i) “Opinion Parties” means the Company and each of the Guarantors listed on Schedule II hereto and “Non-Opinion Party” means each of the Guarantors listed on Schedule III hereto and (ii) “Transaction Agreements” means the Indenture and the supplemental indentures thereto, the Guarantees, the Rights Agreement and the Warrant Agreements.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that:

(1)                                 With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Indenture and any supplemental indenture thereto establishing the terms of the Offered Debt Securities has been duly authorized, executed and delivered by the Company and any other parties thereto; (v) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Indenture and any such supplemental indenture thereto; (vi) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture thereto establishing the terms of such Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation and By-Laws of the Company as then in effect or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the Indenture and any supplemental indenture thereto establishing the terms of such Offered Debt Securities and have been duly executed and authenticated in accordance with the provisions of the Indenture and any such supplemental indenture thereto and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold or otherwise distributed in accordance with the Indenture and such supplemental indenture thereto and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

(2)                                 With respect to any Guarantee offered by any Guarantor of any series of Offered Debt Securities, including any Guarantee of any Indeterminate Securities constituting Debt Securities of such series (the “Offered Guarantees”), when (i) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities and the Offered Guarantees has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Guarantees are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto; (iv) the Indenture and any supplemental indenture thereto establishing the terms of the Offered Debt Securities and the Offered Guarantees has been duly authorized, executed and delivered by the Company, the Guarantors and any other parties thereto; (v) the board of directors, the board of managers and the sole member, as applicable, of such Guarantor, including any appropriate committee appointed thereby, and appropriate officers of such Guarantor have taken all necessary corporate or limited liability company, respectively, action to approve the issuance, sale and terms of the Offered Guarantees and related matters in conformity with the Indenture and any such supplemental indenture thereto; (vi) the terms of the Offered Guarantees and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture thereto establishing the terms of such Offered Guarantees so as not to violate any applicable law, the certificate of incorporation, certificate of formation, bylaws, and limited liability company agreement, as applicable, of such Guarantor as then in effect or result in a default under or breach of any agreement or instrument binding upon such Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Guarantor; and (viii) the Offered Guarantees have been duly executed and delivered in accordance with the provisions of the Indenture and any such supplemental indenture thereto and duly issued in accordance with the Indenture and such supplemental indenture thereto and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Offered Guarantees will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms under the laws of the State of New York.

(3)                                 With respect to any shares of Common Stock to be offered by the Company, including any Indeterminate Securities constituting Common Stock (the “Offered Common Shares”), when (a) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the Rules and Regulations; (c) if

the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Common Shares, the consideration to be received therefor and related matters; (e) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Articles (as then in effect) and Bylaws (as then in effect); and (f) certificates in the form required under the Indiana Business Corporation Law, as amended (the “IBCL”), representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof, if any. In rendering the opinion set forth in this Paragraph 3, I have assumed that, at the time of issuance of any Offered Common Shares, (i) the Articles, the Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Common Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.  In connection with my opinion set forth in the last sentence of this paragraph 3, I have assumed that the Board of Directors of the Company has acted in a manner consistent with its fiduciary duties as required under applicable law in adopting the Rights Agreement.  Moreover, this opinion addresses corporate governance procedures in connection with the issuance of the Rights associated with the Offered Common Shares and the Secondary Shares, and not any particular provision of the Rights or the Rights Agreement.  Additionally, I note that: (A) the determination a court of competent jurisdiction may make regarding whether the Board of Directors of the Company would be required to redeem or terminate, or take other action with respect to, the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion and (B) it should be understood that this opinion addresses the Rights and the Rights Agreement in their entirety, and it is not settled whether the invalidity of any particular provision of a rights agreement or of rights issued thereunder would result in invalidating such rights in their entirety.  Assuming that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent, then, when the Registration Statement has become effective under the Securities Act and the shares of Common Stock to which the Rights relate have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to such Common Stock will be validly issued.

(4)                                 With respect to the shares of any series of Preferred Stock to be offered by the Company, including any Indeterminate Securities constituting shares of Preferred Stock of such series (the “Offered Preferred Shares”), when (a) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (c) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a articles of amendment to the Articles for such Offered Preferred Shares (the “Designation Amendment”) in accordance with the applicable provisions of the IBCL; (e) the filing of the Designation Amendment with the Secretary of State of the State of Indiana has duly occurred; (f) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), including the Designation Amendment relating to the Offered Preferred Shares, and the Bylaws (as then in effect); and (g) certificates in the form required under the IBCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Securities), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof, if any. In rendering the opinion set forth in this Paragraph 4, I have assumed that, at the time of issuance of any Offered Preferred Shares, (i) the Articles, the Bylaws and the IBCL shall not have been amended after the date hereof so as to affect the validity of such issuance and (ii) there shall be sufficient shares of Preferred Stock authorized under the Articles (as then in effect) and not otherwise reserved for issuance.

(5)                                 With respect to any Warrants to be offered by the Company, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (a) the Registration Statement (including all necessary post-effective amendments) has become effective under the Securities Act; (b) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (c) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (d) the Offered Warrants and the Securities of the Company into which the Offered Warrants are exercisable have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (e) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters; (f) a warrant agreement relating to the Offered Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered by the Company and the other parties thereto; (g) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Articles (as then in effect), the Bylaws (as then in effect) and the Warrant Agreement; and (h) the Offered Warrants are duly executed, countersigned and registered in accordance with the Warrant Agreement and duly delivered upon payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions stated herein are subject to the following qualifications:

(1)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(2)                                 I do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(3)                                 except to the extent expressly stated in the opinions contained herein with respect to the Opinion Parties, I have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(4)                                 I do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(5)                                 I do not express any opinion with respect to the enforceability of any provision of any Transaction Agreement to the extent that such section purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(6)                                 I call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, I call to your attention that I do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(7)                                 I have assumed that the choice of New York law to govern the Indenture, any supplemental indenture thereto and the Guarantees is a valid and legal provision, and that the choice of Indiana law to govern the Rights Agreement and the Rights is a valid and legal provision;

(8)                                 I have assumed any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of any Trustee;

(9)                                 I do not express any opinion with respect to the enforceability of applicable provisions contained in the Offered Guarantees, the Indenture and the supplemental indentures thereto to the extent that such provisions provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(10)                          I do not express any opinion with respect to the enforceability of the provisions contained in the Offered Guarantees, the Indenture and the supplemental indentures thereto to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the obligations under the Indenture; and

(11)                          to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions I have assumed that:

(a)                                 each Non-Opinion Party (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Non-Opinion Party is a party;

(b)                                 each Non-Opinion Party has the corporate or limited liability company, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Non-Opinion Party is a party;

(c)                                  neither the execution and delivery by the Company and each Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities: (i) conflicts or will conflict with the certificate of incorporation, certificate of formation, bylaws or limited liability company agreement, as applicable, of the Company or any Guarantor, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject (except that I do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d)                                 neither the execution and delivery by the Company or any Guarantor of the Transaction Agreements to which the Company or such Guarantor is a party nor the consummation by the Company and such Guarantor of the transactions contemplated thereby, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also hereby consent to the use of my name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Charles E. Baker
Charles E. Baker
General Counsel

Schedule I

Ball Advanced Aluminum Technologies Corp.
Ball Aerosol and Specialty Container Holding Corporation
Ball Aerosol and Specialty Container Inc.
Ball Aerospace & Technologies Corp.
Ball Asia Services Limited
Ball Container LLC
Ball Corporation
Ball Delaware Holdings, LLC
Ball Glass Containers, Inc.
Ball Global Business Services Corp.
Ball Holdings Corp.
Ball Holdings LLC
Ball Metal Beverage Container Corp.
Ball Metal Container Corporation
Ball Metal Food Container, LLC
Ball Metal Food Container (Oakdale), LLC
Ball Packaging, LLC
Ball Pan-European Holdings, Inc.
Ball Technologies Holdings Corp.
Latas de Aluminio Ball, Inc.
USC May Verpackungen Holding Inc.

Schedule II

Ball Packaging, LLC, a Colorado limited liability company
Ball Metal Container Corporation, an Indiana corporation
Ball Technologies Holdings Corp., a Colorado corporation
Ball Metal Beverage Container Corp., a Colorado corporation

Schedule III

Ball Advanced Aluminum Technologies Corp., a Delaware corporation
Ball Aerosol and Specialty Container Holding Corporation, a Delaware corporation
Ball Aerosol and Specialty Container Inc., a Delaware corporation
Ball Aerospace & Technologies Corp., a Delaware corporation
Ball Asia Services Limited, a Delaware corporation
Ball Container LLC, a Delaware limited liability company
Ball Delaware Holdings, LLC, a Delaware limited liability company
Ball Glass Containers, Inc., a Delaware corporation
Ball Global Business Services Corp., a Delaware corporation
Ball Holdings Corp., a Delaware corporation
Ball Holdings LLC, a Delaware limited liability company
Ball Metal Food Container, LLC, a Delaware limited liability company
Ball Metal Food Container (Oakdale), LLC, a Delaware limited liability company
Ball Pan-European Holdings, Inc., a Delaware corporation
Latas de Aluminio Ball, Inc., a Delaware corporation
USC May Verpackungen Holding Inc., a Delaware corporation
Ball Corporation, a Nevada corporation